                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                             (Amendment No.    )

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

/X/  Definitive Proxy Statement

/X/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                            DECORATOR INDUSTRIES, INC.
     --------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[SEAL]

                              DECORATOR INDUSTRIES, INC.
                                10011 Pines Boulevard
                               Pembroke Pines, FL 33024


                             NOTICE OF ANNUAL MEETING OF
                         STOCKHOLDERS TO BE HELD MAY 16, 1997



TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

    Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held on the 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania, on May 16, 1997 at 9:30 A.M., local time, for the purpose of:

    (a)  Electing two directors.

    (b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors fixed the close of business on March 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

    A copy of the Company's annual report to stockholders for the fiscal year ended December 28, 1996 is furnished herewith.

    PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.



                                        By Order of the Board of Directors

                                                 JEROME B. LIEBER
                                                    Secretary

April 16, 1997

                                   PROXY STATEMENT


                              DECORATOR INDUSTRIES, INC.
                                10011 Pines Boulevard
                               Pembroke Pines, FL 33024



                                    April 16, 1997


    This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company"), to be held May 16, 1997 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 1996 were mailed to stockholders on or about April 16, 1997.

    Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or telegraph and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

    The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Jerome B. Lieber, Secretary of the Company, 40th Floor, One Oxford Centre, Pittsburgh, PA 15219. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below, either by the same number of votes being cast for each nominee or cumulatively, in the discretion of the named proxies.

    Only holders of record of the Company's Common Stock, par value $.20 per share ("Common Stock"), at the close of business on March 24, 1997 will be entitled to vote at the meeting. As of March 24, 1997, there were 2,347,831 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below. As of that date, approximately 29,830 shares of Common Stock were issuable upon surrender of the old $.10 par value shares which had not as yet been exchanged for Common Stock pursuant to the one-for-two reverse stock split of July 30, 1982. The $.10 par value shares may not be voted. The $.20 par value stock to which the holders of the old $.10 par value stock are entitled, together with the accrued cash dividends thereon, are in the process of being escheated to the proper states as unclaimed property.

    A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast on a particular matter to be acted upon at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

    Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for one nominee or distribute them between the two nominees.


                                ELECTION OF DIRECTORS

    The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on March 24, 1997. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of (i) the estimated number of shares of Common Stock which would have been outstanding had all $.10 par value shares been exchanged for Common Stock and (ii) the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of March 24, 1997 through the exercise of stock options.



Nominees for Election as Directors

    Information regarding the nominees for election as directors is set forth below:

                                                           Common
                                                           Shares     Percent
                                                Director Beneficially    of
   Name            Age  Principal Occupation     Since     Owned        Class
   ----            ---  --------------------     -----     -----        -----

Joseph N. Ellis    68   Management Consultant    1993      1,600        ----

Ellen Downey       44   Director, FRD            ----      1,000        ----
                        Acquisition Co.;
                        Private Investor

    Mr. Ellis founded La Salle-Deitch Co. Inc., a distributor of products for the manufactured housing and recreational vehicle industries, in 1963 and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

    Ms. Downey is a director of FRD Acquisition Co. (Coco's and Carrows restaurants), a wholly-owned subsidiary of Flagstar Corporation. She is also a private investor. Ms. Downey was employed by Ryder System, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company.

    The nomination of the above persons for the office of director originated with the present Board of Directors. Such persons have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

         The Board of Directors recommends a vote FOR the foregoing nominees.

Directors Whose Terms Continue After the Meeting

    Information regarding the directors whose terms of office continue after the annual meeting is set forth below:




                                                                                      Common
                                                                          Present     Shares      Percent
                                                               Director    Term     Beneficially     of
      Name              Age  Principal Occupation               Since     Expires      Owned       Class
     ----               ---  --------------------               -----     -------      -----       -----

William A. Bassett      60   Chairman of the Board,             1980       1998     241,547(1)     9.71
                             President and Chief Executive
                             Officer of the Company

Michael K. Solomon      47   Vice President, Treasurer          1987       1999      62,663(2)     2.60
                             and Chief Financial Officer
                             of the Company

Jerome B. Lieber        76   Senior Counsel -                   1961       1999       8,772(3)     ----
                             Klett Lieber Rooney & Schorling,
                             a Professional Corporation,
                             Attorneys at Law

William H. Allen, Jr.   61   Vice Chairman of the Board,        1995       1998       2,500        ----
                             NationsBank N.A. (South)




    (1) Includes 113,331 optioned shares which may be acquired within 60 days after March 24, 1997.
    (2) Includes 31,997 optioned shares which may be acquired within 60 days after March 24, 1997.
    (3) Includes 3,226 shares held in a charitable trust as to which Mr. Lieber disclaims beneficial ownership.

    Mr. Bassett has been President of the Company since 1980, Chief Executive Officer since February 1993 and Chairman of the Board since January 1994.

    Mr. Solomon has been Vice President of the Company since November 1994 and Treasurer and Chief Financial Officer of the Company since 1985.

    Mr. Lieber has been Secretary of the Company since 1961. He is a Senior Counsel to the law firm of Klett Lieber Rooney & Schorling, a Professional Corporation, Pittsburgh, Pennsylvania, which serves as general counsel to the Company. Mr. Lieber previously had been a senior partner in that firm.

    Mr. Allen was appointed to the Board of Directors on February 28, 1995. He has been Vice Chairman of the Board of NationsBank N.A. (South) since December 1995 and previously served as Chairman of the Board and Chief Executive Officer of Intercontinental Bank. Mr. Allen is also a director of American Bankers Life Insurance Company and Winsloew Furniture, Inc.

    At March 24, 1997, the officers and directors of the Company as a group had sole or shared voting or investment power as to 174,754 shares of the Company's Common Stock, which together with 145,328 optioned shares that could be acquired within 60 days after March 24, 1997, would constitute 12.69% of the total shares then outstanding, assuming that all of the old $.10 par value shares had been exchanged for Common Stock and that the optioned shares were outstanding.


                                DIRECTOR COMPENSATION

    Directors who are not employees of the Company are paid a fee of $10,000 per year for their services as directors. Directors who are also employees of the Company are not separately compensated for the services as directors.


                                PRINCIPAL STOCKHOLDERS

    See "Election of Directors" above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

    Coury Investments, Ltd., a real estate and securities investment limited partnership organized in Florida, informed the Company in mid-1993 that it then beneficially owned 180,000 shares of the Company's Common Stock. The Company has no further information regarding Coury's ownership of Common Stock.

    FMR Corp. of Boston, Massachusetts, has furnished the Company a copy of its
Schedule 13G in which it reported that as of December 31, 1996 Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 241,866 shares (10.18%) of the Company's Common Stock.

    ZPR Investment Management Inc. of Orange City, Florida, a registered investment adviser, has furnished the Company a copy of its Schedule 13G dated January 10, 1997 in which it reported that it had sole voting power with respect to 172,697 shares (7.27%) of the Company's Common Stock.

    Laifer Capital Management, Inc. of New York, New York furnished the Company a copy of its Schedule 13G dated February 7, 1996 in which it reported beneficial ownership of a total of 98,400 shares of the Company's Common Stock, including sole power to vote 72,400 shares, sole power to dispose of 65,000 shares and shared power to dispose of 33,400 shares. No further information has been received from that company.


                                EXECUTIVE COMPENSATION

Employment Agreement

    The Company has an employment agreement with William A. Bassett which will expire July 1, 2004 and provides for an annual salary of not less than $214,200.

Annual Compensation and Stock Options

    The following table shows the compensation of the named executive officers of the Company for the fiscal years ended December 28, 1996 ("fiscal 1996"), December 30, 1995 ("fiscal 1995"), and December 31, 1994 ("fiscal 1994").




                                  SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                             Compensation
                                               Annual Compensation              Awards
------------------                     ------------------------------------- ------------
    Name and                 Fiscal                                            Optioned       All Other
Principal Position           Year      Salary($)      Bonus ($)  Other($)(1)   Shares(#)   Compensation($)(2)
------------------           ----      ---------      ---------  -----------   ---------   ------------------

William A. Bassett           1996      236,156        156,000        *         33,333           34,745
Chairman of the Board,       1995      224,910         58,234        *          ----            34,745
President and Chief          1994      209,100         78,689      49,637      13,333           21,577
Executive Officer


                                        3


Michael K. Solomon           1996      107,000         28,940      27,106      13,333            ----
Vice President, Treasurer    1995      104,500         14,558        *          ----             ----
and Chief Financial Officer  1994       99,500         19,672      14,483       5,999            ----


(1) Medical/dental reimbursement plan payments, country club memberships, personal use of Company vehicles, and payments made in accordance with Company policy for disqualifying sales of Common Stock acquired upon the exercise of a qualified stock option. For 1996, payment to Mr. Solomon for such sales was $18,059 and provided a net benefit to the Company of $11,919. For 1994, payments to Messrs. Bassett and Solomon for such sales were $47,884 and $8,833, respectively. All such sales during 1994 provided a net benefit to the Company of $94,970. An asterisk indicates that the total of other annual compensation for that year was less than 10% of salary and bonus for that year.

(2) Premiums paid by the Company on life and long-term disability insurance policies.

    The following table provides information on options granted to the named executive officers in fiscal 1996 under the Company's 1995 Incentive Stock Option Plan:

                          OPTION GRANTS IN LAST FISCAL YEAR




                                            Individual Grants
                        ----------------------------------------------------------
                                     Percent of                                     Potential Realizable Value at
                                    Total Options                                     Assumed Annual Rates of
                        Options      Granted to       Exercise                      Stock Price Appreciation for
                        Granted       Employees         Price           Expiration        Option Term (2)
Name                    (Shs)(1)       in 1996        Per Share (1)        Date          5%            10%

William A. Bassett      33,333          20.0%          $7.50              5/3/06      $157,277      $398,432
Michael K. Solomon      13,333           8.0%           7.50              5/3/06        62,888       159,370




(1) As adjusted for the four-for-three stock split in June 1996. Options heretofore granted under the 1995 Incentive Stock Option Plan have a ten year term and vest 20% on the date of grant and 20% annually thereafter through the fourth anniversary of the grant.

(2) Potential realizable value is based on the assumption that the market price of the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the ten year option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.


    The following table sets forth information concerning the exercise of stock options during 1996 by the named executive officers and the value of their unexercised, in-the-money stock options at the end of that fiscal year (December 28, 1996). All options outstanding at December 28, 1996, except for those granted after 1995, were exercisable at any time prior to their respective expiration dates.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES




                                                                            Value of
                      Shares Acquired    Value        Optioned Shares      Options at
Name                    on Exercise    Realized($)    at 12/28/96(#)      12/28/96($)(1)
----                    -----------    -----------    ---------------     --------------

William A. Bassett      26,666(2)        146,378        133,331            1,083,294

Michael K. Solomon      13,332(2)         83,388         45,998              357,978




(1) Assumes a market value of $11.50 per share, which was the last reported sale price on the American Stock Exchange on December 27, 1996.

(2) As adjusted for the four-for-three stock split in June 1996.

    The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement", i.e. if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

    The Company's 1984 Incentive Stock Option Plan, which expired February 22, 1994, authorized the granting to key employees of options to purchase up to 604,666 shares of the Company's Common Stock. The purchase price of optioned shares is the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who owned more than 10% of the outstanding Common Stock, however, the purchase price was 110% of the fair market value of the Common Stock on the date of grant and the term of the option was five years. The number of optioned shares and the price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

    On April 3, 1995 the Board of Directors adopted, and on June 5, 1995 the stockholders approved, the Company's 1995 Incentive Stock Option Plan (the "1995 Plan") which has a term of ten years. The 1995 Plan authorizes the issuance of up to 333,332 shares of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of the grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 1995 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

Board of Directors' Report On Executive Compensation

    The Board of Directors sets and approves the salaries of the executive officers of the Company on an annual basis. In determining the salaries, the Board considers the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors may wish to consider. No pre-determined formula or guidelines are used, and no specific weight is given to any one factor.

    The Board has also granted stock options to executive officers and other key employees as a means of further motivating them to exert their best efforts on behalf of the Company.

    The salary of Mr. Bassett, Chief Executive Officer of the Company, for fiscal 1996 was determined by the Board of Directors upon consideration of his and the Company's performance during the previous fiscal year, the responsibilities of that office, and Mr. Bassett's contributions to the growth and development of the Company. No specific weight was given to any one of the factors considered.

   William A. Bassett        William H. Allen, Jr.         Joseph N. Ellis
   Michael K. Solomon        Jerome B. Lieber              Herbert Walker

                                  PERFORMANCE GRAPH

   Set forth below are a graph and table which compare the value for the five calendar years ended December 31, 1996 of $100 invested at the close of trading on December 31, 1991, in each of three investment alternatives:(a) the Company's Common Stock, (b) the "Russell 2000" Index, and (c) the "S & P 500" Index. The graph has been prepared assuming the reinvestment of all cash dividends paid during the period. The Company is not able to identify a peer group for comparison purposes.

                   12/91    12/92     12/93     12/94     12/95     12/96

Decorator          100      661       768       671       763       1491
S&P 500            100      108       118       120       165        202
Russell 2000       100      119       141       139       178        207

                               DISCRETIONARY AUTHORITY

    At the time of mailing copies of this proxy statement to stockholders, the election of directors is the only matter known by Management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

                               CONCERNING THE AUDITORS

    Louis Plung &Company are the independent public accountants of the Company. Representatives of such firm are expected to be in attendance at the annual meeting and will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                                  OTHER INFORMATION

    The Board of Directors has no nominating, compensation or similar committee other than the Stock Option Committee. The Board's Audit Committee is composed of Herbert Walker and Joseph N. Ellis. The Audit Committee reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent accountants and internal auditors, and the auditors' evaluation of internal controls.

    Herbert Walker, who at age 83 is not standing for reelection, has been a director of the Company since 1980. The Board of Directors is very grateful to Mr. Walker for his many years of dedicated service and wise counsel.

    During fiscal 1996, the Board of Directors held six meetings, the Audit Committee held two meetings, and the Stock Option Committee held one meeting.

    Shareholder proposals intended to be presented at the 1998 annual meeting must be received by the Company prior to December 20, 1997 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.




                                   By Order of the Board of Directors


                                            JEROME B. LIEBER
                                                Secretary

                              DECORATOR INDUSTRIES, INC.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 1997

    The undersigned hereby appoints William A. Bassett, Michael K. Solomon and Jerome B. Lieber, and each of them (with full power to act without the others and with full power of substitution), the attorney and proxy of the undersigned to attend the Annual Meeting of the Stockholders of Decorator Industries, Inc., to be held on the 40th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219, at 9:30 A.M., E.D.S.T., on May 16, 1997, and any adjournment thereof, and to vote the number of shares of Common Stock of the Company which the undersigned is entitled to vote with all the power the undersigned would possess if personally present.

    THE PROXIES ARE DIRECTED TO VOTE AS SET FORTH HEREIN. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, EITHER BY THE SAME NUMBER OF VOTES BEING CAST FOR EACH NOMINEE OR CUMULATIVELY, IN THE DISCRETION OF THE NAMED PROXIES. If either of the named nominees is unavailable for election, such shares may be voted for such substitute nominee as may be designated by the Board of Directors.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS.

Please Sign and Date This Proxy on the Reverse Side and Return it in the Enclosed Envelope.

                             (continued on reverse side)


                               - FOLD AND DETACH HERE -

                                                            Please mark
                                                            your votes as     X
                                                            indicated in
                                                            this example


1.  ELECTION OF DIRECTORS




         FOR          WITHHOLD         THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.
    all nominees     AUTHORITY
    named herein    to vote for        NOMINEES: Joseph N. Ellis and Ellen Downey
                   all nominees
                                       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE, STRIKE THROUGH
                                        THAT NOMINEE'S NAME ABOVE.




2. In their discretion, upon such other matters as
   may properly come before the meeting.
                                                                     The undersigned hereby acknowledges receipt of the Annual
                                                                     Report for the fiscal year ended December 28, 1996 and the notice of Annual Meeting and Proxy Statement for the 1997
                                                                     Annual Meeting of Stockholders.

                                                                     Please sign exactly as name appears hereon.  If signing in a fiduciary or representative capacity, please give full title as such.  If shares are registered in more than one name, all holders must sign.  If signature is for a corporation please sign full corporate name by authorized officer.

                                                                     Dated: ________________________________________________, 1997


                                                                     _____________________________________________________________


                                                                     _____________________________________________________________
                                                                                     Signature(s) of Stockholder(s)



                               - FOLD AND DETACH HERE -




                                        [LOGO]


                              DECORATOR INDUSTRIES, INC.
                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 16, 1997



                   YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN
                   IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.